Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

January 9, 2015

Cellectar Biosciences, Inc.
3301 Agriculture Drive
Madison, Wisconsin 53716

Ladies and Gentlemen:

We have acted as counsel to Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.

We have reviewed the Registration Statement in the form being filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of up to $5,000,000 in aggregate offering price of the following securities: (i) shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), (ii) warrants to purchase Common Stock (“Warrants”) and (iii) units consisting of a combination of the foregoing (“Units”). The Common Stock, Warrants and Units are collectively referred to as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

Cellectar Biosciences, Inc.

January 9, 2015

In expressing our opinions below, we have assumed, with your consent, that:

(a)     the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered and sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(b)     no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(c)     a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(d)     the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(e)     the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(f)     the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s); and

(g)     a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Our opinions expressed below as to the validity and enforceability of agreements are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code);(ii) principles of public policy, or (iii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

Cellectar Biosciences, Inc.

January 9, 2015

We have assumed, with your consent, that: (i) the Warrants and any applicable warrant agreement and the Units and any applicable unit agreement (collectively the “Documents”) will be governed by the internal laws of The Commonwealth of Massachusetts; (ii) the Documents will be duly authorized, executed and delivered by the parties thereto; (iii) the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iv) the status of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting any of the opinions set forth below.

We are opining herein only as to the federal laws of the United States, and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported Delaware judicial decisions interpreting such law and such provisions), in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.     The Company has the authority pursuant to its Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to issue up to an aggregate of 20,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 20,000,000 shares), and upon issuance and delivery of and payment of legal consideration not less than the par value thereof in accordance with the applicable Purchase Agreement, all applicable law and such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Cellectar Biosciences, Inc.

January 9, 2015

2.     When (a) a warrant agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants and the shares of Common Stock issuable upon exercise thereof and reserving such shares for such issuance), and (c) the Warrants have been duly executed, authenticated issued and delivered against payment therefor in accordance with such warrant agreement, the applicable Purchase Agreement, all applicable law and such corporate action (and assuming the satisfaction of the conditions described in numbered paragraph 1 of this opinion letter with respect to our opinion regarding any shares of Common Stock issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (and upon the exercise of such Warrants in accordance with their terms, the shares of Common Stock issuable upon such exercise will be validly issued, fully paid and nonassessable).

3.     When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement, all applicable law and such corporation action (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinions regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

Cellectar Biosciences, Inc.

January 9, 2015

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FOLEY HOAG llp

By:	/s/ Paul Bork
A Partner